                                                                     EXHIBIT 4.5


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.



                          BOSTON LIFE SCIENCES, INC.



                     Warrant for the Purchase of Shares of
                     --------------------------------------
                                 Common Stock
                                 ------------


NO.  BLSI  -  [INSERT NUMBER]                            [INSERT NUMBER] SHARES


FOR VALUE RECEIVED, BOSTON LIFE SCIENCES, INC., A Delaware corporation (the "COMPANY"), hereby certifies that [INSERT NAME] or his permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on [insert date] (the "Initial Exercise Date") and prior to 5:00
P. M., New York City time, on [insert date] (the "Termination Date"), [INSERT NUMBER] fully paid and non-assessable shares of the Common Stock, $.01 par value per share, of the Company for an aggregate purchase price of [insert price] computed on the basis of [insert price] per share. (Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "COMMON STOCK", (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "WARRANT SHARES", (iii) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "AGGREGATE WARRANT PRICE", (iv) the price payable for each of the Warrant Shares hereunder is referred to as the "PER SHARE WARRANT PRICE", (v) this Warrant, all similar Warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "WARRANTS" and (vi) the holder of this Warrant is referred to as the "HOLDER" and the holder of this Warrant and all other Warrants or Warrant Shares issued upon the exercise of any Warrant are referred to as the "HOLDERS"). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

     1.   EXERCISE OF WARRANT
          -------------------

          (a) This Warrant may be exercised, in whole at any time or in part from time to time, commencing on the Initial Exercise Date and prior to 5:00 P.M. New York City time, on the Termination Date by the holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for Warrant Shares made by certified or official bank check payable to the order of the Company.

          (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, if any, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

     2.   RESERVATION OF WARRANT SHARES; LISTING.  The Company agrees that,
          --------------------------------------
prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, except for the restrictions on sale or transfer set forth in the Securities Act of 1933, as amended (the "ACT"), and restrictions created by or on behalf of the Holder, and free and clear of all preemptive rights and rights of first refusal; and (b) if the Company prepares and files a registration statement covering the shares of Common Stock issued or issuable upon exercise of this Warrant with the Securities and Exchange Commission (the "SEC") which registration statement is declared effective by the SEC under the Act and the Company lists its Common Stock on any national securities exchange, it will use its best efforts to cause the shares of Common Stock subject to this Warrant to be listed on such exchange.

     3.   PROTECTION AGAINST DILUTION.
          ---------------------------

          (a) If, at any time or from time to time after the date of the Warrant, the Company shall issue or distribute to the holders of shares of Common Stock evidence of its indebtedness, any other securities of the Company or any cash property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 3(b), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, which is equivalent to not more than 5% of the Company's net worth) (any such non-excluded event being herein called a "SPECIAL DIVIDEND"), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then current Market Price of the Common Stock less the fair market value (as determined in good faith by the Company's Board of Directors) of the evidence of indebtedness, cash, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be the then current Market Price of the Common Stock. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.

          (b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a great number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (c) Except as provided in Subsections 3(a) and 3(d), in case the Company shall hereafter issue or sell any Common Stock, any securities convertible into Common Stock, or any rights, options or warrants to purchase Common Stock or any securities convertible into Common Stock, in each case for a price per share or entitling the holders thereof to purchase Common Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "TOTAL CONSIDERATION") by (ii) the number of additional shares of Common Stock issuable upon exercise or conversion of such securities) less than the then current Per Share Warrant Price in effect on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (A) the number of shares of Common Stock outstanding on the date of such issuance or sale multiplied by the Per Share Warrant Price plus (B) the Total Consideration by (ii) the number of shares of Common Stock outstanding on the date of such issuance or sale plus the maximum number of additional shares of Common Stock issuable upon exercise or conversion of such securities.

          (d) No adjustment in the Per Share Warrant Price shall be required in the case of the issuance by the Company of (a) Common Stock pursuant to the exercise of any Warrant, (b) options or warrants to purchase Common Stock (including the exercise thereof) issued or sold to employees, officers or directors of or consultants and advisers to the Company or any subsidiary thereof, and (c) shares of Common Stock issued or sold pursuant to stock purchase or stock option plans or other similar arrangements that are approved by the Company's Board of Directors.

          (e) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          (f) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Holders of Warrants representing the right to purchase a majority of the Warrant Shares subject to all outstanding Warrants may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

          (g) No adjustment in the Per Share Warranty Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by
                           --------  -------
reason of this Subsection 3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further,
                                                             --------  -------
however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(g)) not later than such times as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon the exercise hereof. All calculations under this section 3 shall be made to the nearest cent or to the nearest 1/100th of share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

         (h) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

          (i) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 15 days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

          (j) If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

     4.   FULLY PAID STOCK; TAXES.  The Company agrees that the shares of the
          -----------------------
Common Stock represented by each and every certificate of Warrant Shares delivered on the exercise of this Warrant be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and State stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof.

     5.   REGISTRATION UNDER SECURITIES ACT OF 1933.
          -----------------------------------------

          (a) The Company agrees that if, at any time during the period commencing on the date hereof and ending on the Termination Date, the Holder and/or the Holders of any other Warrants and Warrant Shares which have not previously been registered under the Act or which are not freely transferable without registration under the Act due to the lapse of time or otherwise and who or which shall hold greater than 50% of the Warrant Shares issued or is issuable upon the exercise of the Warrants, shall request that the Company file a registration statement under the Act covering not less than 50% of the shares of the Warrant Shares issued or issuable upon the exercise of the Warrants, the Company will (i) promptly notify each Holder of the Warrants and each holder of Warrant Shares that such registration statement will be filed and that the Warrant Shares which are then held, and/or may be acquired upon exercise of the Warrants by the Holder and such holders will be included in such registration statement at the Holder's and such holders' request, (ii) cause such registration statement to cover all such Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all such Common Stock which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will use its best efforts to maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for such Holders to effect the proposed sale of other disposition; provided, however, that such period and the period during which the Company is required to keep the registration statement effective in connection with this Section 5(a) shall not exceed the earlier of (A) 120 days from the date of effectiveness of such registration statement under the Act and (B) the date upon which the Holders have completed the sale or other disposition of the Warrant Shares. The Company shall be required to effect a registration or qualification pursuant to this Subsection 5(a) on one occasion only.

          (b) The Company agrees that if, at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date, the Board of Directors of the Company shall authorize the filing of a registration statement under the Act (other than the initial public offering of the Company's Common Stock and otherwise than pursuant to Subsection 5(a) hereof, or other than a registration statement on Form S-8, S-4 or other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, the Company will (i) promptly notify each Holder of the Warrants and each holder of Warrant Shares that such registration statement will be filed and that the Warrant Shares which are then held, and/or may be acquired upon exercise of the Warrants by the Holder and such holders will be included in such registration statement at the Holder's and such holders' request, (ii) cause such registration statement to cover all of such Common Stock which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all such Common Stock which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will use its best efforts to maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition; provided, however, that such period and the period during which the Company is required to keep the registration statement effective in connection with this Section 5(b) shall not exceed the earlier of (A) 120 days from the date of effectiveness of such registration statement under the Act and
(B) the date upon which the Holders have completed the sale or other disposition of the Warrant Shares; provided, further, however that such period shall be extended for a period of time, not to exceed 120 days, equal to the period the Holders refrain from selling or disposing of any Warrant Shares in such registration at the request of the underwriter.

          (c) Whenever the Company is required pursuant to the provisions of this Section 5 to include in a registration statement Warrant Shares, the Company shall (i) furnish each Holder of any such Warrant Shares and each underwriter of such Common Stock with such copies of the prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such Holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of such Common Stock, (ii) use its best efforts to register or qualify such Common Stock under the blue sky laws (to the extent applicable) of such jurisdiction or laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any Common Stock and each underwriter of such Common Stock being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that such Common Stock be sold; provided, however that the foregoing "piggyback" registration right shall be subject to the cutback in the sole discretion of the underwriter for the Company.

          (d) The Company shall pay all expenses incurred in connection with any registration statement or other action pursuant to the provision of this Section 5, other than underwriting discounts and applicable transfer taxes relating to the Warrant Shares.

          (e) The Company will indemnify the holders of Warrant Shares which are included in each registration statement referred to in Subsection 5(a) and 5(b), and the underwriters of such Common Stock, substantially to the same extent as is customary for indemnification and contribution provisions in favor or underwriters and selling shareholders of similar offerings, and such Holders will indemnify the Company (and the underwriters, if applicable) with respect to information furnished by them in writing to the Company for inclusion therein substantially to the same extent as the underwriters indemnify the Company.

          (f) If the Company shall at any time have completed a public offering of shares of its Common Stock, it shall thereafter take such steps as may be necessary to register it's Common Stock, as the case may be, under Section 12 of the Securities Exchange Act of 1934, as amended, use its best efforts to maintain such status, and to file with the Securities and Exchange Commission all current reports and the information as may be necessary to enable the Holder to effect sales of its shares in reliance upon Rule 144 promulgated under the Act.

     6.   LIMITED TRANSFERABILITY.  This Warrant may not be sold, transferred,
          ------------------------
assigned or hypothecated by the Holder (a) except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws, and
(b) until the first anniversary hereof except (i) to any successor firm or corporation of Paramount Capital, Inc., (ii) to any of the officers or employees of Paramount Capital, Inc., or any such successor firm or (iii) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution, and is so transferable only upon the books of the Company which it shall cause to me maintained for such purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

     7.   LOSS, ETC., OF WARRANT.  Upon receipt of evidence satisfactory to the
          ----------------------
Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

     8.   WARRANT HOLDER NOT SHAREHOLDER.  Except as otherwise provided herein,
          ------------------------------
this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

     9.   COMMUNICATION.  No notice or other communication under this Warrant
          -------------
shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

          (a) The Company at 31 Newbury Street, Suite 300, Boston, Massachusetts 02116 or other address as the Company has designated in writing to the Holder, or

          (b) the Holder at [insert address] or other such address as the Holder has designated in writing to the Company.

     10.  HEADINGS. The headings of this Warrant have been inserted as a matter
          --------
of convenience and shall not affect the construction hereof.

     11.  APPLICABLE LAW.  This Warrant shall be governed by and construed in
          --------------
accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and attested to by its Chief Financial Officer this [insert date].


                                                     BOSTON LIFE SCIENCES, INC.



                                                     By:_______________________
                                                        Chief Executive Officer


ATTEST:


_______________________
  Chief Financial Officer

                                 SUBSCRIPTION
                                 ------------

          The undersigned, _______________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to Subscribe for and purchase ________________ shares of the Common Stock, par value $.01 per share, of Boston Life Sciences, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:__________________                Signature:______________________________

                                        Address:________________________________

                                                ________________________________



                                  ASSIGNMENT
                                  ----------

          FOR VALUE RECEIVED______________ hereby sells, assigns and transfers unto ______________________the foregoing Warrant and all right evidenced thereby, and does irrevocably constitute and appoint ________________________, attorney, to transfer said Warrant on the books of Boston Life Sciences, Inc.

Dated:__________________                Signature:______________________________

                                        Address:________________________________

                                                ________________________________



                              PARTIAL ASSIGNMENT
                              ------------------

          FOR VALUE RECEIVED __________________ hereby assigns and transfers unto ________________________ the right to purchase ___________ shares of the
Common Stock, par value $.01 per share, of Boston Life Sciences, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________________, attorney, to transfer that part of said Warrant on the books of Boston Life Sciences, Inc.


Dated:__________________                Signature:______________________________

                                        Address:________________________________

                                                ________________________________